UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 23, 2012

Black Box Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-18706	95-3086563
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Park Drive Lawrence, Pennsylvania		15055
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (724) 746-5500

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 23, 2012, Black Box Corporation (“Parent” or “Borrower”) and certain directly or indirectly wholly-owned subsidiaries of Parent (collectively, the “Guarantors” and together with Parent, the “Loan Parties”) entered into a revolving senior credit facility (the “Loan Facility”) in the form of a Credit Agreement (the “Credit Agreement”) with Citizens Bank of Pennsylvania, as administrative agent (“Agent”), and certain other lender parties (together with the Agent, the “Lenders”).

Borrowings under the Loan Facility are permitted up to a maximum amount of $400,000,000, including up to $25,000,000 of swingline loans and $25,000,000 of letters of credit. The Loan Facility may be increased by Borrower up to an additional $100,000,000 with the approval of the Lenders and may be unilaterally and permanently reduced by Borrower to not less than the then outstanding amount of all borrowings (including letters of credit and swingline loans) under the Loan Facility upon not less than ten business days’ written notice.

Initial borrowings under the Loan Facility were used to refinance the existing credit facility of certain subsidiaries of Parent. Borrowings under the Loan Facility may also be used for acquisitions, to provide Parent funds for the repurchase of its common stock and for other general corporate purposes.

The Loan Facility is unsecured, but is guaranteed by all of Parent’s directly and indirectly owned subsidiaries that are incorporated (or organized) under the laws of the District of Columbia or under the laws of any state or commonwealth of the United States.

Interest on outstanding indebtedness under the Loan Facility currently accrues, at the Company’s option, at a rate based on either: (a) the greater of (i) the prime rate per annum of Agent then in effect and (ii) 0.50% plus the rate per annum announced by the Federal Reserve Bank of New York as being the weighted average of the rates on overnight Federal funds transactions arranged by Federal funds brokers on the previous trading day, in each case plus 0% to .75% (determined by a leverage ratio based on the Parent’s consolidated EBITDA) or (b) a rate per annum equal to the LIBOR rate plus 0.875% to 1.750% (determined by a leverage ratio based on the Parent’s consolidated EBITDA).

The Loan Facility matures on March 23, 2017 and requires compliance with conditions precedent that must be satisfied prior to any borrowing as well as ongoing compliance with certain affirmative and negative covenants applicable to the Loan Parties.

Conditions precedent to the effectiveness of the Loan Facility and the initial borrowing were satisfied on March 23, 2012. Conditions precedent to any subsequent borrowings or issuances of letters of credit include (i) Borrower will have given appropriate notice of such loan or letter of credit, (ii) each of the representations and warranties made by each Loan Party in the Loan Facility will be true and correct in all material respects, both before and after giving effect to the requested loans or letters of credit, (iii) no potential default or event of default has occurred and is continuing on such date or after giving effect to the loans or letters of credit requested and (iv) neither the making nor use of the loans nor the issuance of the letters of credit will cause any Lender to violate or conflict with any law.

The affirmative covenants of the Loan Facility include, among others, (i) delivery of annual and quarterly financial statements, including an opinion of independent accountants in the case of the annual statements, certain consolidating financial information, financial compliance certificates, annual projections and other information requested by a Lender, (ii) notice of the happening of certain events, including, a potential default or event of default, a material adverse change, any pending or threatened suit that may result in a material adverse effect, any material violation or default by a Loan Party of or under any agreement or instrument material to its business or a change of control, (iii) maintenance of insurance, (iv) payment of taxes and other governmental charges, (v) maintenance of corporate status, (vi) maintenance of properties, (vii) compliance with laws, organizational documents and contractual obligations, (viii) maintenance of books and records and system of internal controls, (ix) use of proceeds, (x) continuation of same or related line of business, (xi) no change in fiscal year and (xii) each future domestic subsidiary of Parent is obligated to become a guarantor within 90 days after becoming a domestic subsidiary of Parent.

The negative covenants of the Loan Facility include, among others, restrictions (with certain exceptions) on the ability of any Loan Party (or its subsidiaries): (i) to create, incur, assume or suffer to exist any lien on its property, (ii) to create, incur, assume or suffer to exist any indebtedness, (iii) to guarantee any indebtedness, (iv) to make any investments in parties other than Loan Parties, (v) to make any distribution or dividend or to repurchase its capital stock if a potential default or an event of default is continuing, (vi) to repurchase or redeem its capital stock or issue a dividend, other than regular quarterly dividends on the capital stock of the Parent in an amount not exceeding $15,000,000 in any fiscal year, without the prior written consent of the Lenders, if the Parent’s leverage ratio (after taking into consideration the payment made to repurchase the stock or issue the dividend) exceeds 3.00 to 1.0, (vii) to engage in certain sale-leaseback, synthetic lease or similar transactions, except in amounts not in excess of $25,000,000 or as otherwise permitted under the Loan Facility, (viii) to merge with or into another person, liquidate or dissolve, acquire any portion of the assets of any person, other than in the ordinary course of business, provided that so long as no event of default or potential default has occurred and is continuing (or will exist after giving effect to the acquisition), the Loan Parties or their subsidiaries are permitted to make acquisitions in certain circumstances, including acquisitions in their line of business, if, after such acquisition, the Parent’s leverage ratio, after taking into account the consideration paid in the acquisition, does not exceed 3.00 to 1.0, (ix) to sell, convey, assign, lease, transfer, abandon or otherwise dispose of any of its properties, except in the ordinary course of business and other select instances, (x) to allow any of its subsidiaries that are not Loan Parties to deal with any Loan Party except in the ordinary course of business on terms no less favorable to the Loan Party than it would otherwise receive in an arm’s length transaction, (xi) to make any capital expenditures while a potential default or an event of default is continuing, (xii) to enter into an agreement that prohibits the making of a distribution or dividend to Lenders, the incurrence of additional indebtedness or the granting of a lien on the property of such Loan Party or (xiii) to enter into an agreement restricting it from: (a) making any distribution, dividend or other payment on the stock owned by Borrower in any subsidiary of

Borrower, (b) paying any indebtedness, obligations or liabilities owed by Borrower or any subsidiary of Borrower, (c) making loans or advances to Borrower or any subsidiary of Borrower or (d) transferring any of its properties or assets to Borrower or any subsidiary of Borrower, except in certain circumstances.

The Loan Facility also obligates the Loan Parties to satisfy the following financial covenants:

Leverage. As of the last day of each fiscal quarter, the Consolidated Leverage Ratio shall not be greater than 3.5 to 1.0 for each fiscal quarter ending after the closing, calculated in accordance with the terms contained in the Loan Facility.

Interest Coverage. As of the last day of each fiscal quarter, the Consolidated Interest Coverage Ratio shall not be less than 3.5 to 1.0 for each fiscal quarter ending after the closing, calculated in accordance with the terms contained in the Loan Facility.

The Loan Facility also contains customary events of default, including, among others, breaches of representations and warranties, the failure to comply with material covenants, a default on other indebtedness in excess of $5,000,000, a change of control of Parent or the occurrence of a material adverse effect.

The foregoing description of the Credit Agreement is qualified in its entirety by the full text of the Credit Agreement filed as Exhibit 10.1 hereto.

The Credit Agreement and other loan documents are being filed herewith solely to provide investors and security holders with information regarding their terms. They are not intended to be a source of financial, business or operational information about the Borrower or any of its subsidiaries. The representations, warranties and covenants contained in the Credit Agreement and other loan documents are made solely for purposes of the loan documents and are made as of specific dates; are solely for the benefit of the parties thereto; may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of such loan documents, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties and are not for the purpose of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Borrower or any of its subsidiaries. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the loan documents, which subsequent information may or may not be fully reflected in public disclosures.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Credit Agreement dated as of March 23, 2012 by and among Black Box Corporation, the Guarantors, the Lenders and Citizens Bank of Pennsylvania, as Administrative Agent.

10.2	Guaranty and Suretyship Agreement, dated March 23, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Black Box Corporation

Date: March 26, 2012	By:	/s/ Michael McAndrew
Michael McAndrew
Executive Vice President, Chief Financial Officer, Treasurer and Secretary (Principal Accounting Officer)

Exhibit Index

Exhibit No.	Description

10.1	Credit Agreement dated as of March 23, 2012 by and among Black Box Corporation, the Guarantors, the Lenders and Citizens Bank of Pennsylvania, as Administrative Agent

10.2	Guaranty and Suretyship Agreement, dated March 23, 2012